Exhibit 99

Globix Corporation Becomes NEON Communications Group, Inc.

WESTBOROUGH, Mass., Feb. 28, 2007 (PRIME NEWSWIRE) – Globix Corporation (AMEX:GEX) today announced that it has changed its name to NEON Communications Group, Inc. The Company expects its common stock to begin trading on Thursday, March 1, 2007 under the new symbol "NGI", which will replace the former symbol "GEX". "Today's name change confirms the emergence of NEON Communications Group as a leading regional fiber optic transport network service provider operating in the Northeast and mid-Atlantic regions," said Kurt Van Wagenen, the Company's President and Chief Executive Officer. "Back in March 2005, NEON Communications merged with Globix Corporation, a Web hosting company. In the second half of calendar year 2006, the Company sold its Web hosting businesses in the U.S. and UK, sold a building in New York

City, paid down nearly all of the Company's outstanding debt, and positioned the Company as a financially sound, pure-play network services company that operates a fiber optic network from Maine to Virginia. This market has a long familiarity with and respect for the NEON name so we are pleased that our new corporate name now reflects the name of our operating company," concluded Van Wagenen.

The name change was accomplished without the need for stockholder approval, and current stockholders need not take any action with respect to the name change. The outstanding shares of common and preferred stock will not be affected by the name change. New CUSIP numbers (64050T 101 and 64050T 200) will be assigned, respectively, to the outstanding shares of common and preferred stock. Stock certificates bearing the Globix Corporation name and the old CUSIP numbers of the outstanding common and preferred stock (37957F 200 and 37957F 408) will continue to be honored.

Forward-Looking and Cautionary Statements

Any statements contained in this press release that are not statements of historical fact, including statements about management's beliefs and expectations, are forward-looking statements and should be evaluated as such. The words "anticipates", "believes", "expects", "intends", "plans", "estimates", "targets", "projects", "should", "may", "will", and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, the Company's current expectations, plans, strategies, and anticipated financial results and involve a number of known and unknown risks, uncertainties, and factors that may cause actual results of the Company to differ materially from those expressed or implied by these forward-looking statements. These factors include, but are not limited to the following: its history of operating losses and capital requirements; its ability to retain existing customers and attract new customers; its ability to achieve cost-savings and generate positive cash flow; risks associated with potential acquisitions and divestitures; and the other risks identified in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended September 30, 2006, as well as in the other documents that the Company files from time to time with the Securities and Exchange Commission.

Many of these risks are beyond management's ability to control or predict. All forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements and risk factors contained in this press release and the Company's filings with the Securities and Exchange Commission. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, the Company does not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

About NEON Communications Group, Inc.

NEON Communications Group, Inc. (AMEX:NGI) is a facilities-based wholesale communications provider, supplying high bandwidth fiber optic capacity and comprehensive end-to-end telecom services to communications companies and enterprise customers on an intercity, regional, and metro network in the 12-state Northeast and mid-Atlantic region, with 4,800 route miles and over 230,000 fiber miles from Maine to Virginia. For more information, visit www.neoninc.com.

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          Media Contact:
          Gary Johnson
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